                           AGENCY   AGREEMENT   FOR   THE
                               OPPENHEIMER FUNDS

To:   OPPENHEIMERFUNDS DISTRIBUTOR, INC.
      P.O. BOX 5270
      DENVER, CO  80217-5270

Gentlemen:

     We desire to enter into an agreement  with you for making  available to our customers  and  reselling to you shares of each of the  open-end and  closed-end
"interval"  investment  companies,  unit  investment  trusts and municipal  fund securities  (which include  Section 529 college  savings  programs) of which you are, or may become, the Distributor or Sub-Distributor (hereinafter collectively referred to as the "Funds" and  individually  as a "Fund") and whose  shares are offered to the public at an offering  price which may or may not include a sales
charge   (hereinafter   referred   to  as   "Shares").   With   respect  to  the
OppenheimerFunds  Legacy Program,  which invests in certain of the Funds through investment pools,  reference is made to Paragraph 19 below.  Additionally,  with respect to the OFI Stable Value Trust, which is a collective investment trust of retirement plan assets, reference is made to Paragraph 20 below. Upon acceptance of this  Agreement  by you, we  understand  that we may offer  shares and act as authorized  agent  for our  customers'  purchase  of Shares  from you,  subject, however,  to all of the  following  terms  and  conditions,  and to your  right, without  notice,  to suspend or  terminate  the sale of the Shares of any one or more of the Funds:

     1. Shares will be made available at the current offering price in effect at the time the  order of such  Shares is  confirmed  and  accepted  by you at your
office  in  Centennial,   Colorado.  All  purchase  orders,  resale  orders  and
applications  of our  customers  submitted  by us are subject to  acceptance  or rejection in your sole discretion and, if accepted, each purchase will be deemed to have been consummated at your office in Centennial, Colorado.

     2. We  represent  and  warrant  to you that we are a "bank" as  defined  in section 3(a)(6) of the Securities  Exchange Act of 1934, as amended. We agree to abide by the provisions of the  Investment  Company Act of 1940, as amended (the
"1940 Act"), the Securities Act of 1933, as amended, and the Securities Exchange
Act of 1934,  as  amended,  and all  applicable  rules  and  regulations  of the
Securities  and  Exchange  Commission  ("SEC") and the NASD,  including  without limitation,  the NASD Rules of  Conduct,  whether or not we are a  broker/dealer subject to the  jurisdiction of the SEC and the NASD. We further agree to comply with all  applicable  state and Federal  laws and the rules and  regulations  of authorized  regulatory  agencies.  We agree that we will not offer Shares in any state or other  jurisdiction  where they have not been  qualified for sale or if you  have  not  advised  us in  advance  that  such  sale is  exempt  from  such
qualification  requirements.   We  are  responsible  under  this  Agreement  for
inquiring of you as to the jurisdictions in which Shares have been qualified for sale.

     3. We will  make  available  to our  customers  Shares  of any Fund only in accordance  with the terms and  conditions of its  then-current  Prospectus  and
Statement  of   Additional   Information   (collectively   referred  to  as  the
"Prospectus") and we will make no representations about such Shares not included in said  Prospectus  or in any  authorized  supplemental  material  supplied  or authorized  by you. We will not use any other  offering  materials for the Funds without your written  consent.  We will use  reasonable  efforts in the offer of
Shares and agree to be responsible  for the proper  instruction  and training of all  brokerage  personnel in this area  employed by us, in order that the Shares will be offered in accordance  with the terms and  conditions of this  Agreement and all applicable laws,  rules and  regulations.  We agree to hold you harmless and indemnify you, the Funds, and your and their respective officers, directors, trustees  and  employees  in the event that we, or any of our  current or former employees  or  agents  should  violate  any  law,  rule  or  regulation,  or any provisions  of  this  Agreement,  which  violation  may  result  in any  loss or liability to you,  your  affiliates  or any Fund. If you determine to refund any amounts paid by an investor by reason of any such  violation,  we shall promptly return to you on demand any agency commissions previously paid by you to us with respect to the transaction for which the refund is made.  Furthermore,  we agree to indemnify  you,  your  affiliates  and the Funds  against any and all claims,
demands,  controversies,   actions,  losses,  damages,  liabilities,   expenses,
arbitrations,  complaints  or  investigations,   including  without  limitation,
reasonable  attorneys'  fees and  court  costs  that are the  result of or arise directly or indirectly,  in whole or in part,  from you, your  affiliates or the
Funds  acting  upon  instructions  for  the  purchase,  exchange  or  resale  of uncertificated  book shares  received  through  your manual or  automated  phone system or the Fund/SERV  program of National  Securities  Clearing  Corporation;
provided  such  loss,  liability  or  damages  are not the  result  of the gross negligence,  recklessness  or intentional  misconduct of you, your affiliates or the Funds.  All expenses which we incur in connection with our activities  under this Agreement  shall be borne by us. In connection  with all purchase or resale orders,  we are acting as agent for our customer and each transaction is for the account of our customer and not for our own account. Termination or cancellation of this Agreement  shall not relieve us from the  requirements of this paragraph as to transactions or occurrences arising prior to such termination.

     4. Any applicable sales charge and agency commission  relative to any sales of Shares made to our customers will only be at a rate or rates set forth in the then-current Prospectus of the Fund. In the event the Prospectus or Statement of
Additional  Information provides for a minimum holding period in order for us to receive a dealer  commission,  asset-based  sales  charge,  service fee or other payment  and  Shares  relating  to  that  payment  are  redeemed  prior  to  the termination  of that holding  period,  we are  obligated to repay you a pro rata portion of such payment,  based on the ratio of (i) the difference in the period of time such Shares were held and the minimum holding period to (ii) the holding period.  You may recoup some or all of such amounts from and to the extent there are any other  commissions or payments due and owing from you to us at any time, provided,  however,  that you are not obligated to accept  repayment only out of such other  commissions or payments and may demand  payment  directly from us at any time until such  amounts  are repaid in full.  To secure our  obligation  to repay  such  payments,  we hereby  grant  you,  and you shall  have,  a security interest  in any and all  commissions  and  other  payments  due us  under  this
Agreement or under any  Distribution  and Service Plan and  Agreement for any of
the Funds.

     5. The rate(s) of any agency  commissions for sale of Shares are subject to change by you from time to time, and any decreases in such commissions  shall be made upon 30 days'  written  notice,  and any orders  placed after the effective date of such  change,  will be subject  to the  rate(s) in effect at the time of receipt of the payment by you.  Such notice  requirement  shall not apply to any changes in the asset-based sales charge or service fees paid for such shares.

     6.  Payments  for  purchases  of Shares  made by  telephone  or wire  order
(including  purchase  orders  received  through your manual or  automated  phone
system,   or  via  the  Fund/SERV  program  of  National   Securities   Clearing
Corporation), and all necessary account information required by you to establish an account or to settle a resale order, including,  without limitation,  the tax identification number of the purchaser,  certified either by the purchaser or by us,  shall be provided to you and  received by you within  three  business  days after your  acceptance  of our order or such  shorter time as may be required by law. If such payment or other settlement  information are not timely received by you, we understand  that you reserve the right,  without  notice,  to cancel the purchase or resale order, or, at your option in the case of a purchase order, to sell the  Shares  ordered by us back to the Fund,  and in either  case we may be held responsible for any loss, including loss of profit,  suffered by you or any
Fund  resulting  from  our  failure  to make the  aforesaid  timely  payment  or settlement. If sales of any Fund's Shares are contingent upon the Fund's receipt of Federal  Funds in  payment  therefor,  we will  forward  promptly  to you any purchase  orders  and/or  payments  received  by us for  such  Shares  from  our customers.  With respect to purchase orders of uncertificated book shares placed via Fund/SERV, we shall retain in our files all applications and other documents required by you to  establish  an account or to settle a resale  order.  We will provide you with the original of such documents at your request.

     7. We agree that we will act as agent with  respect to Shares  only if they are purchased from you or  repurchased by you from our customers.  If Shares are purchased from you by our customers, we warrant that such purchases are only for investment.  If Shares are purchased by us from our customers for resale to you, we  agree  that  such  customers  will be paid  not  less  than  the  applicable redemption or repurchase price then quoted by the Fund.

     8. You may  consider  any  order we place  for Fund  shares to be the total holding of Shares by the  investor,  and you may assume that the investor is not entitled to any  reduction in sales price beyond that  accorded to the amount of that purchase order as determined by the schedule set forth in the  then-current
Prospectus, unless we advise you otherwise when we place the order.

     9. We may place resale orders with you for Shares owned by our customers, but only in  accordance  with  the  terms  of the  applicable  Fund  Prospectus.  We understand  and  agree  that by  placing  a  resale  order  with  you by wire or telephone  (including  resale orders for  uncertificated  book shares placed via your manual or automated  phone system or via the Fund/SERV  program of National
Securities  Clearing  Corporation),  we  represent to you that a request for the redemption of the shares covered by the resale order has been delivered to us by the registered  owner(s) of such shares, and that such request has been executed in the manner and with the signature(s) of such registered  owner(s)  guaranteed as required by the  then-current  Prospectus of the applicable Fund. Such resale orders shall be subject to the following additional conditions:

(a)   We shall  furnish you with the exact  registration,  account  number and
            Class  of  Shares  to be  redeemed  at the  time we  place a resale  order by wire or  telephone.  Other  than for resale orders of  uncertificated  book shares placed via Fund/SERV, we shall tender to you,  within three  business  days of our placing  such  resale  order:  (i) a stock  power or letter, duly signed by the  registered  owner(s) of the Shares which are the  subject of the  order,  duly  guaranteed,  (ii) any
            Share certificates  required for such redemption,  and (iii)
            any  additional  documents  which  may  be  required  by the applicable  Fund or its transfer  agent,  in accordance with the terms of the  then-current  Prospectus of the applicable
            Fund and the  policies of the transfer  agent.  With respect to resale  orders of  uncertificated  book shares placed via
            Fund/SERV,  we  shall  retain  in our  files  all  documents
            required  by  you  to  effect  such  transaction.   We  will
            provide  you with the  original  of such  documents  at your request.

(b)   The  resale  price  will be the next net  asset  value  per share of the
            Shares  computed  after your receipt,  prior to the close of the New York Stock Exchange ("NYSE"),  of an order placed by us to resell such  Shares,  except that orders  placed by us after the close of the NYSE on a business  day will be based on the  Fund's  net asset  value per share  determined  that day,  but only if such orders  were  received by us from our customer  prior to the  close of  business  of the NYSE that day and if we  placed  our  resale  order  with you prior to your normal close of business that day.

(c)   In  connection  with a resale order we have  placed,  if we fail to make delivery of all  required  certificates  and  documents in a timely  manner,  as  stated  above  (other  than for  resale orders placed via Fund/SERV),  or if the registered owner of the Shares  subject to the resale order  redeems such Shares prior to our settlement of the order,  you have the right to cancel our resale  order.  If any  cancellation  of a resale order or if any error in the timing of the  acceptance  of a resale  order  placed by us shall result in a loss to you or the  applicable  Fund, we shall  promptly  reimburse you for such loss.

     10. If any Shares sold to our customers  under the terms of this  Agreement are  redeemed  by any of the Funds  (including  without  limitation  redemptions resulting from an exchange for Shares of another Fund) or are repurchased by you as agent for the Fund or are  tendered  to a Fund for  redemption  within  seven business days after your  confirmation to our customers of our original purchase order for such Shares, we shall promptly repay you the full amount of the agency commission (including any supplemental commission) allowed to us on the original sale,  provided you notify us of such  repurchase  or  redemption.  Termination, amendment  or  cancellation  of this  Agreement  shall not  relieve  us from the requirements of this paragraph.

     11. We will comply with,  and conform our practices to, any and all written compliance  standards and policies and procedures that you may from time to time provide to us.

     12.  Your  obligations  to us  under  this  Agreement  are  subject  to the provisions  of any  agreements  entered  into  between you and the Funds and any plans adopted by the Funds under Rule 12b-1 under the 1940 Act. If we are paid a service fee by you or by any of the Funds,  we agree to provide,  at the request of you or such Funds,  verifications  that such  payments were used for personal services and/or the maintenance of personal accounts, related to the Shares held by our  customers.  We agree to waive payment of the 12b-1 fees until you are in receipt of the fee from the Funds and we understand  that your liability for the fee  payable to us is  limited  solely to the  proceeds  of the  receivable.  We understand  and agree that you are in no way  responsible  for the manner of our performance  of, or for any of our acts or omissions  in  connection  with,  the services we provide under this  Agreement.  Nothing in this  Agreement  shall be construed to constitute us or any of our agents, employees or representatives as the agent or employee of you or any of the Funds.

     With respect to shares of  non-Oppenheimer  Funds  purchased by our clients through the  OppenheimerFunds  Recordkeeper Pro program, we understand and agree that you will forward to us the 12b-1 service fees (or such other fees as may be hereafter identified are denominated) paid by such non-Oppenheimer  Funds within a reasonable  time after  receiving  such service fees from the  non-Oppenheimer
Funds; provided,  however, that you shall not owe us or otherwise be liable for, nor shall you be  obligated  to pay to us,  any such fees  unless  and until you actually  receive such fees from the  non-Oppenheimer  Funds.  Additionally,  we hereby direct Financial Administrative Services Corporation or such other entity chosen by you to provide recordkeeping and other services to our retirement plan clients under the OppenheimerFunds  Recordkeeper Pro program ("Recordkeeper") to provide on our behalf,  personal services and administrative support services to our clients' accounts held under the  OppenheimerFunds  Recordkeeper Pro program and we  understand  and agree that the service fee paid by the Class C shares of the  Oppenheimer  Funds  purchased by our clients  through the  OppenheimerFunds
Recordkeeper Pro program will be paid by you to Recordkeeper to reimburse it for providing the personal services and administrative  support services.

     13. We may  terminate  this  Agreement  by  written  notice  to you,  which termination  shall  become  effective  ten days after the date of  mailing  such notice  to you.  We agree  that you have and  reserve  the  right,  in your sole discretion without notice to us, to suspend sales of Shares of any of the Funds, at any time, or to withdraw entirely the offering of Shares of any of the Funds, at any time,  or, in your  sole  discretion,  to  modify,  amend or cancel  this
Agreement  upon  written  notice  to  us  of  such  modification,  amendment  or cancellation,  which  shall be  effective  on the date  stated  in such  notice.
Without  limiting the foregoing,  you may terminate this Agreement if we violate any of the provisions of this Agreement, said termination to become effective on the date you mail such notice to us.  Without  limiting the  foregoing,  and any provision hereof to the contrary  notwithstanding,  the appointment of a trustee for  all or  substantially  all of our  business  assets,  or our  violation  of applicable  state  or  Federal  laws or  rules  and  regulations  of  authorized regulatory  agencies will terminate  this Agreement  effective upon the date you mail notice to us of such termination.  Your failure to terminate this Agreement for a particular  cause shall not constitute a waiver of your right to terminate this  Agreement  at a later date for the same or any other  cause.  All  notices hereunder  shall be to the  respective  parties at the addresses  listed hereon, unless such address is changed by written notice sent to the last address of the other party provided under this Agreement. Any consent given by you to hyperlink any web site under your control to oppenheimerfunds.com is immediately withdrawn upon  termination of this Agreement.  In the event of any such  termination,  we shall  promptly  eliminate  or  terminate  any such  links  to,  or  frames  of,
oppenheimerfunds.com or any portion thereof.

     14.  This  Agreement  shall  become  effective  as of the  date  when it is executed  and  dated by you  below  and  shall be in  substitution  of any prior agreement  between you and us covering any of the Funds.  This Agreement and all the rights and  obligations  of the parties  hereunder  shall be governed by and construed under the laws of the State of New York applicable to agreements to be performed  in New York,  without  giving  effect to  choice of law  rules.  This
Agreement is not assignable or transferable,  except that you may without notice or consent from us, assign or transfer this  Agreement to any successor  firm or corporation  which becomes the  Distributor or  Sub-Distributor  of the Funds or
assign any of your  duties  under this  Agreement  to any  entity  under  common control with you.

     15. Each party  represents  and  acknowledges  that it  maintains  policies relating to the privacy of consumer  financial  information  in accordance  with
Regulation S-P. We agree to promptly  notify the  Distributor  upon discovery of the loss,  unauthorized  disclosure  or  unauthorized  disclosure  of non-public personal information of our customers.

     16. We represent that we have  established  and will maintain an anti-money laundering ("AML") program reasonably designed to comply with all applicable AML laws and regulations,  including  applicable  provisions of the Bank Secrecy Act and the USA PATRIOT Act of 2001, as well as with all regulations administered by the U.S. Department of the Treasury's Office of Foreign Asset Control.

     17. By signing this  Agreement,  we represent  and warrant to you that this
Agreement has been duly authorized by us by all necessary  action,  corporate or otherwise,  and is  signed  on our  behalf  by our duly  authorized  officer  or principal.

     18. Set forth on Appendix A hereto are the  Policies  and  Procedures  With
Respect to Sales of Multiclass Oppenheimer Funds.

     19. We  acknowledge  and agree that Appendix B hereto titled  "Policies and
Procedures With Respect to the OppenheimerFunds Legacy Program" shall govern our participation  in the  OppenheimerFunds  Legacy  Program.  In the  event  of any inconsistency  between the  provisions of Appendix B and the  provisions in this main Agreement, the provisions of Appendix B shall govern.

     20. We  acknowledge  and agree  that  Appendix C hereto  titled  "Terms and
Conditions  Relating to OFI Stable Value Trust Effective  January 3, 2006" shall govern our facilitation in the offering of units of the OFI Stable Value Trust.

                                    [LEGAL NAME OF BANK]

                                    By: _____________________________________
                                          (Authorized Signature of Bank)
                                    Name: __________________________________
                                    Title:
                                         ___________________________________
                                    Date:  ____________________
                                    Accepted:

                                    OPPENHEIMERFUNDS DISTRIBUTOR, INC.

                                    By: _____________________________________
                                    Name: __________________________________
                                    Title:
                                    ___________________________________
                                    Date:  ____________________

                                   APPENDIX A

                     POLICIES  AND  PROCEDURES  WITH  RESPECT
                     TO  SALES  OF   MULTICLASS   OPPENHEIMER
                                       FUNDS

     The  "Multiclass"  Oppenheimer  Funds  offer  one or more of the  following classes  of  shares--shares  subject  to a  front-end  sales  charge  ("Class  A
Shares"),  shares  subject  to an  asset-based  sales  charge  and  a  declining contingent  deferred  sales  charge  ("Class B  Shares"),  shares  subject to an asset-based sales charge and a 12-month contingent deferred sales charge ("Class
C Shares"),  shares  offered to certain  retirement  plans ("Class N share") and shares  offered to certain  institutional  investors  ("Class Y shares").  It is therefore  important  for investors  not only to choose a fund  appropriate  for their  investment  objectives,  but also to choose the appropriate  distribution arrangement, based on a variety of factors including the amount invested and the expected duration of the investment.  To assist investors in these decisions, we are instituting the following policy:

1.    Purchase  order(s)  by  a  "single  purchaser"  of  Class  B  shares  of
         Oppenheimer  Funds described in their  respective  prospectuses as  "Eligible  Funds"  should be reviewed  by your  appropriate personnel,  who must approve the purchase order ticket in light of the relevant facts and circumstances, including:

(a)   The specific purchase order dollar amount;
(b)   The  length of the time the  investor  expects  the  investment  will be held; and
(c)   Any other relevant circumstances,  such as the availability of a reduced sales  charge  for  purchasing  Class A  Shares  under
                  rights  of  accumulation  or a letter of  intent,  and
                  anticipated  changes in the fund's per share net asset
                  value.

      2.    Purchase  order(s)  by  a  "single   purchaser"  for  either
            $100,000 or more of Class B shares or  $1,000,000 or more of
            Class C shares of one or more  Oppenheimer  funds  described in their  respective  prospectuses as "Eligible  Funds" will not be permitted.

     For  purposes of these  policies  and  procedures,  "single  purchaser"  is defined as the purchaser or the  purchaser's  eligible  family  members,  as set forth in the relevant Oppenheimer fund's Statement of Additional Information.

    The instances in which one distribution arrangement may be more appropriate than the other include the following:

     Investors who would qualify for a reduced front-end sales charge on Class A
Shares may determine  that payment of such a reduced  front-end  sales charge is preferable to payment of a higher  ongoing  asset-based  sales charge in another
Class. On the other hand, investors whose orders would not qualify for a Class A reduced  sales  charge may wish to defer the sales  charge and have their entire investment  applied to purchase Class B or Class C Shares.  However,  if such an investor  anticipates  redeeming  Class B Shares  within a short period of time, such as within one year, that investor may,  depending on the amount  purchased, bear  higher  distribution  expenses  than if Class A Shares had been  purchased instead.  In  addition,  investors  who  intend  to  hold  their  shares  for  a significantly  long  time may not wish to bear the  higher  ongoing  asset-based sales  charges  of Class B or Class C Shares  irrespective  of the fact that the contingent  deferred  sales charge that would apply to a  redemption  of Class B shares is reduced over time and is ultimately eliminated, or that the contingent deferred  sales  charge  that would apply to a  redemption  of Class C shares is relatively  small in duration  and amount.  A  redemption  fee may be charged on shares of certain funds held for a very short period of time.  Investors  should be  advised  that the funds  are  intended  as a  long-term  investment,  and in appropriate circumstances, should be advised of the redemption fee.

      Your  appropriate  personnel  must ensure that all  employees  receiving investor  inquiries  about the  purchase of shares of  Multiclass  Oppenheimer funds advise the investor of the  alternative  distribution  methods  offered, and the impact of choosing  one method  over  another.  It may be  appropriate for your  appropriate  personnel  to discuss  specific  purchases of the types described above with the investor.

     This policy has been updated  through July 15, 2004.  It is effective  with respect to any order for the  purchase of shares of all  Multiclass  Oppenheimer
Funds placed on or after that date.  Questions relating to this policy should be directed to your appropriate personnel,  who may obtain further information from
OppenheimerFunds Distributor, Inc.'s Services Department at 1.800.525.7040.

                                APPENDIX B

                     POLICIES  AND  PROCEDURES  WITH RESPECT
                      TO OPPENHEIMERFUNDS LEGACY PROGRAM

As determined by  OppenheimerFunds,  Inc. (or an affiliate) and as approved by the Board of Directors  of the Program (as  hereinafter  defined),  certain of the Funds and the  Shares  (each as  defined  in the  Agreement  to which this
Appendix  B  is  an  addendum)   will  be   available   for  purchase  by  the
OppenheimerFunds  Legacy  Program (the  "Program"),  a  tax-exempt  charitable organization  under  Section  501(c)(3) of the Internal  Revenue Code of 1986.
Donations  ("Donations")  received  by the  Program  will be  irrevocable  and thereafter  invested  by and  on  behalf  of the  Program  in the  Shares,  as approved  and  directed  by the Board of  Directors  of the  Program  based on recommendations  received from Program  donors (the  "Participants"),  pending disbursement  as  grants to  qualifying  charitable  organizations.  Donations will qualify as current  charitable gift deductions for  Participants.  We are a registered  broker-dealer or authorized  financial  institution that intends to make  customers  aware of the  Program.  The  Program is  described  in the current Legacy Program  Guidebook (the  "Guidebook"),  Legacy Program Consumer
Brochure (the  "Brochure") and Financial  Advisor Fact Sheet,  copies of which have been  provided  to us. Each  applicable  Fund's  prospectus  as in effect from time to time (the "Prospectus") will be made available.

     In connection with the participation in the Program by our customers, which may  result  in  distribution  of  Shares  by the  Fund to the  Program,  we are
authorized  to  provide  and  have  agreed  to  provide  Program   participation
assistance and administrative  services in support of Participant  accounts,  as described below, upon the following terms and conditions:

     1. Applications for Program  participation and the handling thereof will be subject to instructions provided by OppenheimerFunds  Distributor, Inc. ("OFDI")
from time to time. All  applications are subject to acceptance by the Program at its offices. The Program reserves the right in its sole discretion to reject any application. The minimum Donation is set forth in the current Guidebook.

     We  agree  that  we  will  not  assist  in the  completion  of any  Program application or forward it to the Program unless we previously  have delivered or caused to be delivered to such proposed  Participant a copy of the Guidebook and the Brochure.

     With respect to any and all  Participants  in the  Program,  subject to the terms of this Appendix B, it is  understood  and agreed in each case that unless agreed  to by OFDI in  writing:  (a) we will be  acting  solely as agent for the
Participant  and not as  agent  for OFDI or the  Program;  (b) the  decision  to participate  will be made solely by the Participant;  (c) instructions  which we may provide to OFDI on behalf of a  Participant  will be solely as agent for the
Participant;  and (d) we will refer to the  Program  all  Participant  questions relating to the  operation  of the Program,  including,  but not limited to, the
Program's investment in Shares.

     We alone are  responsible  for  determining  whether  participation  in the
Program  is  suitable  for our  customer  and  which  investment  allocation  is appropriate.

     We shall not effect any transactions in the Program or induce any action by a Participant by means of any manipulation, deceptive or other fraudulent device or contrivance  and shall otherwise deal equitably and fairly with our customers with respect to participation in the Program.

     2. For our services hereunder,  we may be eligible to receive the following compensation from OFDI:

(a)   Program  Participation  Assistance.  We may receive compensation for our efforts in assisting  those who wish to participate in the Program to do so  ("Participation  Assistance  Fees"). In consideration of receipt of  Participation  Assistance Fees, we will make customers aware of the  Program;  we will  arrange  and hold  meetings  with customers  concerning  the  Program;  we will assist  customers in completing  documentation  required to participate in the Program;
            we will  obtain and  transmit  information  regarding  prospective
            Participants  to  the  Program;  we  will  refer  to  the  Program questions relating to the operation of the Program;  and otherwise act as liaison between prospective Participants and the Program.

(b)   Service  Fee. We may also be paid an account  service fee (the  "Account
            Service Fee") with respect to each Participant  account maintained by the Program,  subject to our compliance  with the Agreement and this  Appendix B and to our  providing  the services to and acting as liaison  with  Participants  including  but not  limited to (1)
            maintaining  regular  contact with  Participants  and assisting in
            referring  to  the  Program  inquiries   concerning  the  Program,
            including the performance of the Participant Account  investments;
            (2) assisting  OFDI and the Program in effecting  and  maintaining
            accurate   Participant   accounts  and  records;   (3)   assisting
            Participants in effecting  administrative  changes such as account addresses;  and (4) providing any other information or services as the  Participants  or OFDI may request.  Any such Account  Service
            Fee shall be subject to and in accordance  with  applicable  laws, rules and regulations  and applicable  guidelines and rules of the
            National Association of Securities Dealers, Inc. ("NASD Rules").

            We  acknowledge  and agree that the  Participation  Assistance Fee and the  Account  Service  Fee are the only forms of  compensation for which we may be eligible  for  participating  in the  Program.
            We  further   acknowledge   and  agree   that  the   Participation
            Assistance  Fee and the  Account  Service Fee are payable by OFDI, not by the Program,  from 12b-1 payments  otherwise payable by the
            Funds to dealers,  brokers, banks and other financial institutions in  respect  of  sales  of  Class  C  Shares  of the  Funds.  OFDI reserves  the right,  without  notice,  to  increase,  decrease or terminate any Program Participation  Assistance or Account Service
            Fee.

     3. We shall be an  independent  contractor  and  neither we nor any of your directors,  partners,  officers or employees as such, is or shall be an employee of OFDI, of the Program or of the Fund. We are  responsible  for our own conduct and the  employment,  control  and conduct of our agents and  employees  and for injury to such agents or employees or to others through our agents or employees.

     4. We will be  responsible  for insuring our  compliance  with all laws and regulations  including those of the NASD, the Securities and Exchange Commission and any state regulatory body having jurisdiction over us or our customers.

     5. No person is authorized to make any  representations  concerning (1) the
Program,  except  those  contained  in the  Guidebook,  the Brochure and in such printed  information  as may be issued  by the  Program  for use as  information supplemental to the Guidebook;  or (2) the Shares, except those contained in the
Prospectus and Statement of Additional  Information relating thereto (the "SAI")
and in such printed  information as may be issued by OFDI for use as information supplemental  to the  Prospectus.  In  communications  regarding  the Program to
Participants,  we shall  rely  solely on the  representations  contained  in the aforementioned  materials.  Any applicable  registrations  with respect to state charitable  solicitation  laws and any  qualification  of Shares in the  various states,  including  the filing of any state or further  state  notices,  and any printed  information  which we  furnish  other than the  Prospectus  and SAI and periodic reports are our sole  responsibility to the extent required and not the responsibility  of the  Program,  and we agree  that the  Program  shall have no liability or responsibility to us in these respects.

     6. As to broker/dealers, we represent that we are a member in good standing of the NASD and agree that  termination or suspension of such  membership at any time shall terminate this Appendix B, notwithstanding  anything set forth herein to the contrary, and that if we are a foreign dealer (a) we are registered under the  Securities  Exchange Act of 1934 and (b) we will conform to the NASD Rules.
We agree that we will immediately advise you of any termination or suspension of such membership or registration.

     7. We and agree that all disputes  between us of whatever  subject  matter, whether existing on the date hereof or arising hereafter,  shall be submitted to arbitration in accordance with the Code of Arbitration Procedure of the NASD, or similar  rules or code,  in  effect  at the time of the  submission  of any such dispute.

     8.The Program,  without notice, may be suspended or terminated  entirely at any time without notice. OFDI reserves the right to amend this Appendix B at any time and we agree that the submission of a Donor  Contribution  Agreement  after notice of any such amendment has been sent to us shall demonstrate  conclusively our agreement to any such amendment.

     9.  Additional  copies of the  Guidebook  and  Brochure,  any other Program
information  and  the  Prospectus,   SAI  and  any  printed  information  issued
supplementing  the Prospectus  will be supplied by you in reasonable  quantities upon request.

     10. We will  indemnify and hold harmless OFDI and each of its directors and officers  and each  person,  if any,  who  controls  OFDI  within the meaning of
Section  15 of the  Securities  Act of  1933  (the  "Act"),  against  any  loss,
liability,   damages,  claim  or  expense  (including  the  reasonable  cost  of investigating  or  defending  any alleged  loss,  liability,  damages,  claim or expense and reasonable counsel fees incurred in connection  therewith),  arising by reason of any Participant's  participation in the Program, which may be based upon the Act or any other  statute or common law, on account of any wrongful act by us or any of our  employees  (including  any  failure  to  conform  with  any requirement  of any state or federal law or NASD Rules  relating to the offering of the  Program),  unless  any such act was made in  reliance  upon  information furnished to us by or on behalf of OFDI, provided,  however, that in no case (i)
is the  indemnity  by us in favor of any  person  indemnified  to be  deemed  to protect OFDI or any such person  against any liability to which OFDI or any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross  negligence in the performance of its or his duties or by reason of its or his  reckless  disregard  of  its or  his  obligations  and  duties  under  this
Agreement,  or (ii) are we to be liable under our indemnity  agreement contained in this  paragraph  with  respect to any claim made  against  OFDI or any person indemnified  unless OFDI or such person, as the case may be, shall have notified us in writing  within a  reasonable  time after the summons or other first legal process  giving  information  of the nature of the claim  shall have been served upon OFDI or upon such person (or after OFDI or such person shall have  received notice of such service on any designated agent), but failure to notify us of any such claim shall not relieve us from any  liability  that we may have to OFDI or any person against whom such action is brought  otherwise than on account of our indemnity  agreement  contained  in this  paragraph.  We  shall be  entitled  to participate,  at our own expense, in the defense,  or, if we so elect, to assume the defense of any suit brought to enforce any such liability,  but, if we elect to assume the defense  such defense  shall be conducted by counsel  chosen by us and satisfactory to OFDI, or to its officers or directors, or to any controlling person or persons,  defendant or  defendants  in the suit.  In the event that we assume  the  defense  of any such suit and  retain  such  counsel,  OFDI or such officers or directors or controlling person or persons,  defendant or defendants in the  suit,  shall  bear the  fees  and  expenses  of any  additional  counsel retained,  by them,  but,  in case we do not elect to assume the  defense of any such suit, we shall  reimburse OFDI and such officers,  directors or controlling person or persons, defendant or defendants in such suit, for the reasonable fees and expenses of any counsel  retained by them. We agree  promptly to notify OFDI of the  commencement  of any litigation or proceedings  against it in connection with the offer, issue and sale of any Shares.

     OFDI will  indemnify and hold  harmless you and each of your  directors and officers and each person, if any, who controls you within the meaning of Section
15 of the Act against any loss, liability,  damages, claim or expense (including the reasonable cost of investigating  or defending any alleged loss,  liability, damages,  claim or expense and  reasonable  counsel fees  incurred in connection therewith), arising by reason of any Participant's participation in the Program, which may be based upon the Act or any other  statute or common  law, on account of any wrongful act by OFDI or any of its  employees  (including  any failure to conform with any requirement of any state or federal law or NASD Rules),  unless any such act was made in reliance  upon  information  furnished to OFDI by or on behalf of you, provided,  however,  that in no case (i) is the indemnity by OFDI in favor of any person indemnified to be deemed to protect us or any such person against any liability to which we or any such person would  otherwise be subject by  reason  of  willful  misfeasance,  bad  faith  or  gross  negligence  in the performance  of our or his duties or by reason of our or his reckless  disregard of its  obligations  and  duties  under this  Appendix  B, or (ii) is OFDI to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against us or any person indemnified unless we or such person, as the case may be, shall have  notified OFDI in writing  within a reasonable  time after the summons or other first legal process giving  information of the nature of the claim  shall have been served upon us or upon such person (or after we or such person shall have received notice of such service on any designated agent), but failure to notify  OFDI of any such claim  shall not  relieve  OFDI from any liability  which OFDI may have to us or any person  against  whom such action is brought otherwise than on account of its indemnity  agreement  contained in this paragraph.  OFDI shall be entitled to  participate,  at its own expense,  in the defense,  or, if it so  elects,  to assume the  defense  of any suit  brought to enforce  any such  liability,  but,  if it elects to assume  the  defense,  such defense shall be conducted by counsel chosen by OFDI and  satisfactory to us, or to our officers or directors, or to any controlling person or persons, defendant or  defendants  in the suit.  In the event that OFDI  assumes the defense of any such  suit and  retains  such  counsel,  we or such  officers  or  directors  or controlling  person of persons,  defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by it, but in case OFDI does not elect to assume the defense or any such suit,  OFDI shall  reimburse us and such  officers,  directors or  controlling  person or persons,  defendant or defendants  in such suit,  for the  reasonable  fees and expenses of any counsel retained by us or him. OFDI agrees promptly to notify us of the  commencement of any litigation or proceedings against it in connection with the offer, issue and sale of any Shares.

     11. This  Appendix B shall become  effective as of the date it is mailed by you and  supersedes any prior  agreement  between us with respect to the sale of
Shares of any of the Funds for the Program.

                                  APPENDIX C

                      TERMS  AND  CONDITIONS  RELATING  TO  OFI
                      STABLE VALUE TRUST  EFFECTIVE  JANUARY 3,
                                    2006

     OPPENHEIMERFUNDS,   INC.  gives  your  firm  ("Firm")  the  opportunity  to
facilitate  the offer of the OFI Stable  Value Trust,  a  collective  investment trust (the "Fund") maintained by OFI Trust Company, a limited purpose,  New York
State  chartered  trust company (the  "Trustee"),  to retirement  plans that are clients of the Firm and seek to invest in the Fund.

     The Fund has been  established for the collective  investment of retirement plan  assets.  Units of the Fund  are  exempt  securities  pursuant  to  Section
3(a)(2)(C) of the Securities Act of 1933, as amended (the "Securities Act"). The
Fund is a collective  trust  excepted from  regulation as an investment  company pursuant to Section 3(c)(11) of the Investment Company Act of 1940.

     Upon executing the attached  agreement with  OppenheimerFunds  Distributor,
Inc.  ("OFDI") the Firm has the ability to offer and sell (or to act as agent or in a similar capacity) the Oppenheimer family of funds (the "Agreement"). If the
Firm elects to facilitate the offer or sale of the Fund to the Firm's retirement plan clients,  this appendix to the Agreement  (the  "Appendix")  sets forth the terms and  conditions  applicable to such offer or sale of the Fund and shall be retained with the Agreement.  Specifically,  this Appendix shall  supplement the
Agreement by (i) defining  the  responsibilities  of the parties with respect to the offer or sale of units of the Fund, and (ii) providing for  compensation  of the Firm for  facilitating the offer or sale of the Fund to retirement plans (as defined  below) and  providing  ongoing  services to such plans with  respect to units of the Fund.

Supplemental Terms and Conditions

     The following supplemental terms and conditions of the Agreement apply with respect to the Fund:

     1. The Firm understands and agrees that units of the Fund will be sold only to employee  benefit  plans  (each,  a "Plan")  that are tax exempt  pursuant to
Section 501(a) of the Internal Revenue Code of 1986, as amended ("IRC"), as part of a defined  contribution  plan that qualifies under Section 401 thereof,  or a deferred  compensation  plan that is  maintained by or on behalf of a government employer  pursuant to Section 457 thereof,  and either (a) that do not cover any self-employed  individual, or (b) as to which the requirements of Rule 180 under the  Securities  Act (relating to investment of retirement  plan assets held for self-employed individuals) have been satisfied.

     2.In  connection  with  offering  units of the Fund to Plans,  the Firm (i)
shall comply with the applicable  provisions of the Employee  Retirement  Income
Security Act of 1974, as amended ("ERISA"), including the prohibited transaction restrictions  of  section  406 of ERISA,  as well as the  applicable  prohibited
transaction   restrictions  of  section  4975  of  the  IRC;  and  (ii)  it  has established, or will establish, written procedures to ensure compliance with the requirements of ERISA and section 4975 of the IRC.

     3. The Firm shall not acquire  units of the Fund as  principal  for resale.
Rather,  units  shall be  offered by the Fund to the Plans  directly  through an agreement  ("Participation  Agreement")  between the  Trustee,  on behalf of the
Fund, and the Plan.  For each investing  Plan, the Firm shall obtain a completed
copy  of  the   Participation   Agreement,   signed  by  an   appropriate   Plan
representative  who is independent of the Firm. The Firm  understands that units of the Fund are not offered by  prospectus  and agrees that it shall not use any materials to describe the Fund other than those provided to the Firm by OFDI.

     4. Distributor  represents that its affiliate,  Trustee,  as trustee of the
Fund,  will collect fees from the Fund for services  provided to the Fund.  From the fees it collects  from the Fund,  the Trustee has agreed to the payment of a fee to the Firm for its role in  offering  and  servicing  the  classes of units acquired by a Plan.  Provided that an appropriate Plan  representative  for each investing Plan approves such payment by completing the Participation  Agreement,
OFDI,  as agent for the Trustee,  may pay the Firm a fee at an annual rate based on a  percentage  of the net asset value of units of the Fund held by such Plan, and  subject to the terms of the  Participation  Agreement  and the type of Fund units  held.  Such  fee  shall be  calculated  and paid as  mutually  agreed  by
Distributor  and the  Firm,  and  unless  otherwise  agreed,  such fee  shall be calculated  and paid in a  substantially  similar  manner as any fees  currently payable under the Agreement. The Firm understands that it shall have no right of recourse  against  the  assets of the Fund with  respect  to such fee,  and that
Trustee and OFDI reserve the right,  without  notice,  to increase,  decrease or terminate any such fee at any time.

     5. The  indemnification by the Firm contained in Section 3 of the Agreement hereby extends to the Fund,  the Trustee,  OFDI and their  respective  officers, directors and  employees,  and to the offering of units of the Fund described in this Appendix, in connection with the subject matter hereof.

     6. This  Appendix C shall  become  effective as of the date it is mailed by the Firm and  supersedes  any prior  agreement  between OFDI with respect to the offering  of units of the Fund  described  in this  Appendix.  Furthermore,  the facilitation  of the  offer,  sale or  re-sale  of units of the Fund by the Firm constitutes its  understanding of and consent to all of the terms and conditions of this Appendix.